UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of New Residential Investment Corp. (the “Company”) has appointed Mr. Nicola Santoro, Jr., 47, as Chief Financial Officer and Treasurer effective as of September 21, 2015.

Prior to joining the Company, Mr. Santoro was employed by FXCM, Inc. from 2012 through September 2015, serving as its Chief Accounting Officer where he was responsible for directing financial reporting, accounting, tax and financial planning activities.   From 2005 through 2012, Mr. Santoro was employed by the Financial Guaranty Insurance Company, serving as principal financial officer from November 2008. Mr. Santoro is a certified public accountant.

The Company’s officers are appointed annually by the Board of Directors.  There is no arrangement or understanding between Mr. Santoro and any other person pursuant to which he was appointed as an officer of the Company.  There are also no family relationships between Mr. Santoro and any director or executive officer of the Company.  In connection with his appointment, the Company entered into a customary indemnification agreement with Mr. Santoro.

Mr. Jonathan R. Brown, 49, the Interim Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company, has resigned as Interim Chief Financial Officer and Treasurer of the Company effective as of September 21, 2015.  Mr. Brown’s resignation was not the result of any disagreement with the Company.  Mr. Brown has been actively involved with the Company since its inception and will continue to serve as Chief Accounting Officer of the Company and as a Managing Director of the Company’s manager, FIG LLC (the “Manager”), which is an affiliate of Fortress Investment Group LLC.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company.  Rather, they are employees of the Manager and are compensated by the Manager for their services to the Company as well as other entities affiliated with the Manager.  The Manager has informed the Company that, because the services performed by the individuals who serve as officers of the Company are not performed exclusively for the Company, the Manager cannot segregate and identify that portion of compensation awarded to, earned by or paid to the Company’s officers, including Mr. Santoro, that relates solely to his services to the Company.  Outside of the fees and compensation paid to the Manager by the Company, Mr. Santoro did not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Jonathan R. Brown
Jonathan R. Brown
Principal Accounting Officer

Date: September 21, 2015